United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 17, 2023

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 17, 2023, the Board of Directors (“Board”) of Cannae Holdings, Inc. (the “Company” or “Cannae”) accepted the resignation of David W. Ducommun from his position as President of the Company effective as of February 1, 2023. Mr. Ducommun’s resignation is not the result of a disagreement with the Company. Mr. Ducommun has accepted a senior position managing a pool of investment capital, corporate finance and mergers and acquisitions on behalf of a Fortune 500 company. He will maintain all of the positions he holds on the boards of directors of certain of Cannae’s portfolio companies and will continue to assist Cannae on capital market and fund-raising matters as they arise.
Also on February 17, 2023, the Board appointed Ryan R. Caswell to serve as President of the Company.
Mr. Caswell, who is age 40, also serves as a Managing Director of Trasimene Capital Management, LLC (“Trasimene”), the Company's external manager, since September 2020. Mr. Caswell leads the sourcing, execution, and management of many of Cannae’s investments and portfolio companies. He serves, or has previously served, on the boards of Amerilife, CorroHealth, FC Lorient, System1 (board advisor), and TripleTree Holdings, among others. He served as Senior Vice President of Corporate Finance of the Company from September 2020 through February 2023. Prior to joining Cannae, Mr. Caswell previously served as a Managing Director in the investment bank at BofA Securities.
Mr. Caswell receives a base salary of $1 and receives other customary benefits paid to employees of the Company.
Mr. Caswell holds a minority interest in Trasimene and therefore has an indirect interest in the Management Services Agreement (“MSA”) between the Company and Trasimene. The MSA provides that Cannae Holdings, LLC, a wholly-owned subsidiary of Cannae, will pay Trasimene a quarterly management fee equal to 0.375% (1.5% annualized) of Cannae’s cost of invested capital (as defined in the MSA) as of the last day of each fiscal quarter, payable in arrears in cash, as may be adjusted pursuant to the terms of the MSA (the “Management Fee”). During the year ended December 31, 2022, the Company incurred $40.1 million of expense with Trasimene for the Management Fee and $49.3 million of carried interest expense with Trasimene pursuant to the MSA related to sales of and distributions from Company investments. Other than allocations for certain tax items, Trasimene is not obligated to pay or allocate any portion of the Management Fee or carried interest payments to the Company’s named executive officers, including Mr. Caswell, for any of the services provided to the Company by such officers. Mr. Caswell is not a party to any other related party transaction with the Company.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	February 22, 2023	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary